Exhibit 99.1

Medtronic plc

(formerly Medtronic Limited)

Initial accounts for the period from 12 June 2014 (date of incorporation) to 27 February 2015

INDEPENDENT AUDITORS’ REPORT TO MEDTRONIC PLC PURSUANT TO SECTION 49(6) (b) OF THE COMPANIES (AMENDMENT) ACT 1983

We have audited the initial accounts of Medtronic plc (the Company) for the period ended 27 February 2015 which comprise the Profit and Loss Account, the Balance Sheet and the related notes. The financial reporting framework that has been applied in their preparation is accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

Respective responsibilities of directors and auditors

As explained more fully in the Directors’ Responsibilities Statement set out on page 2, the directors are responsible for the preparation of the initial accounts giving a true and fair view. Our responsibility is to audit and express an opinion on the initial accounts in accordance with Irish law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

This report, including the opinion, has been prepared for and only for the Company’s directors in accordance with section 49 (9) of the Companies (Amendment Act) 1983 and for no other purpose. We do not, in giving this opinion, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

Scope of the audit of the initial accounts

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements.

Opinion on financial statements

In our opinion the initial accounts for the period from 12 June 2014 (date of incorporation) to 27 February 2015 have been properly prepared within the meaning of section 49(9) of the Companies (Amendment) Act 1983.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Chartered Accountants Registered Auditors

Dublin

20 March 2015

Medtronic plc

PROFIT AND LOSS ACCOUNT

For the period from 12 June 2014 (date of incorporation) to 27 February 2015

[all amounts in Millions of US dollars unless stated]

	Note	$
Administrative expenses		37

Loss before tax		37
Tax		—

Loss after tax	3	37

The loss for the period has been incurred in respect of continuing operations. Results consist primarily of acquisition related costs incurred by the Company. There are no recognised gains or loss in the period other than the loss above. There are no material difference between the loss for the period as stated above and their historical cost equivalents.

On behalf of the board

/s/ Omar Ishrak
Omar Ishrak
Chairman and Chief Executive Officer

/s/ Shirley Ann Jackson, Ph.D
Shirley Ann Jackson, Ph.D
Director

Medtronic plc

BALANCE SHEET

As at 27 February 2015

[all amounts in Millions of US dollars unless stated]

	Note	$
Fixed assets	4
Financial assets		105,318

Current assets
Debtors		3,026
Cash at bank and in hand		990

		4,017
Total Assets		109,334

Capital and reserves
Called-up share capital	5	—
Share premium account	6	50,084
Profit and loss account	6	59,200

Total shareholders’ funds	7	109,284

Current liabilities		50

Total shareholders’ funds and liabilities		109,334

On behalf of the board

/s/ Omar Ishrak
Omar Ishrak
Chairman and Chief Executive Officer

/s/ Shirley Ann Jackson, Ph.D
Shirley Ann Jackson, Ph.D
Director

Medtronic plc

NOTES TO THE INITIAL ACCOUNTS

1	Accounting policies

Basis of preparation

These initial accounts of Medtronic plc (“the Company” or “New Medtronic”) are Company only financial statements and have been prepared in contemplation of a proposed distribution, as required by Section 49 of the Companies (Amendment) Act, 1983.

These initial accounts are not the consolidated financial statements of the group which will be included in the consolidated statutory financial statements laid before the members at the Annual General Meeting.

These initial accounts have been prepared on a going concern basis and in accordance with section 49 of the Companies (Amendment) Act, 1983 and Generally Accepted Accounting Practice in Ireland subject only to matters which are not material for the purpose of determining whether the proposed distribution would contravene company law by reference to the profits, losses, assets and liabilities, provisions, share capital and reserves including undistributable reserves. Generally Accepted Accounting Practice in Ireland are accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland.

Accounting convention

The financial statements have been prepared under the historical cost convention.

Local currency

The currency of the primary economic environment in which the Company operates is the US dollar ($). These financial statements are also presented in US dollars.

Foreign currencies

Transactions denominated in foreign currencies are translated into US dollars at the rate of exchange ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. All translation differences are taken to the Profit and Loss Account.

Investment in subsidiaries

Investment in its subsidiaries is recorded at cost, which equalled fair value on the date of the completion of the transaction (as defined in note 2 below), based on the market capitalization of Medtronic, Inc. and Covidien plc at that time. This is the Company’s cost base for its investment in its subsidiaries. The investment is tested for impairment if circumstances or indicators suggest that an impairment may exist.

Share based payments

The Company operates a number of equity-settled, share-based compensation plans for employees of some of its subsidiaries. The fair value of the employee services received in exchange for the equity instruments granted in each of the subsidiaries of the Company is recognized as an addition to the investment with a corresponding increase in equity as a contribution by the Company.

The proceeds received by the Company when share options are exercised are credited to share capital (nominal value) and the balance to share premium.

Contingencies

The Company has guaranteed certain liabilities and credit arrangements of the group. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.

Taxation

Corporation tax is provided on taxable profits at the current rates. Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is only recognized when it is more likely than not the asset will be recoverable in the foreseeable future out of suitable taxable profits from which the underlying timing differences can be recovered.

Medtronic plc

NOTES TO THE INITIAL ACCOUNTS

2	History and description of the Company

Medtronic Limited was incorporated on 12 June 2014 as a private limited company incorporated in Ireland (registered number 545333). On 26 January 2015, New Medtronic was re-registered, pursuant to the Irish Companies Acts, into a public limited company and renamed Medtronic plc.

The principal activity of the Company is investment holding. Its registered office is located at 20 Lower Hatch Street, Dublin 2, Ireland.

On 26 January 2015, Medtronic, Inc. (Medtronic) and Covidien plc (Covidien) completed the Transaction Agreement, entered into on 15 June 2014, by and among Medtronic, Covidien, New Medtronic, Makani II Limited, (a wholly owned subsidiary of New Medtronic), Aviation Acquisition Co., Inc., and Aviation Merger Sub, LLC. Under the terms of the Transaction Agreement, (i) New Medtronic and Makani II Limited acquired Covidien pursuant to a scheme of arrangement under Section 201 of the Companies Act, 1963, involving a cancellation of the issued share capital of Covidien under sections 72 and 74, of the Companies Act 1963 and (ii) Aviation Merger Sub, LLC merged with and into Medtronic, with Medtronic continuing as the surviving corporation in the merger. Immediately after the Transaction the Company contributed all ordinary shares it owned in Covidien and Makani II Limited to Medtronic Luxembourg Global Holdings S.à.r.l, in exchange for shares and interest-free loan with a principal amount of $3.0 billion. As a result of the transaction, both Medtronic and Covidien are wholly owned subsidiaries of New Medtronic. Prior to the closing of the transaction, New Medtronic re-registered as a public limited company, the ordinary shares of which are listed on the NYSE under the symbol “MDT.” This is referred to as the Transaction.

Prior to closing the Transaction, New Medtronic had not conducted any activities other than those incident to its formation, the execution of the Transaction Agreement, the preparation of applicable filings under the U.S. securities laws and regulatory filings made in connection with the Transaction, the execution of the Term Loan Credit Agreement (as defined below) and the Amendment and Restatement Agreement in connection with the Amended and Restated Revolving Credit Agreement (as defined below) as the guarantor of the obligations of Medtronic as the initial borrower thereunder and other matters related to the Transaction.

Term Loan Credit Agreement

In conjunction with the acquisition of Covidien, on 7 November 2014, Medtronic entered into a three-year senior unsecured term loan credit agreement (the “Term Loan Credit Agreement”) among Medtronic, New Medtronic, Medtronic Global Holding S.C.A. (“Medtronic Luxco”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent. Under the Term Loan Credit Agreement, the lenders party thereto committed to provide Medtronic with unsecured term loan financing in an aggregate principal amount of up to $5.0 billion. On 26 January 2015, the Company borrowed $3.0 billion for a term of three years under the Term Loan Credit Agreement to finance, in part, the cash component of the arrangement consideration and certain transaction expenses. New Medtronic and Medtronic Luxco have guaranteed the obligations of Medtronic under the Term Loan Credit Agreement.

Amended and Restated Revolving Credit Agreement

Effective on 26 January 2015, Medtronic amended and restated its existing $2.25 billion five-year senior unsecured revolving credit facility and entered into the Amended and Restated Credit Agreement ($3.5 billion Five Year Revolving Credit Facility) (the “Amended and Restated Revolving Credit Agreement”), by and among Medtronic, New Medtronic, Medtronic Luxco, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and issuing bank. Under the Amended and Restated Revolving Credit Agreement, the lenders party thereto will provide Medtronic and Medtronic Luxco with unsecured revolving credit commitments in an aggregate principal amount of up to $3.5 billion. Medtronic and Medtronic Luxco will be co-borrowers under the Amended and Restated Revolving Credit Agreement and each of Medtronic, Medtronic Luxco and New Medtronic guarantee the obligations of the co-borrowers under the Amended and Restated Revolving Credit Agreement.

Medtronic plc

NOTES TO THE INITIAL ACCOUNTS

3	Loss for the period

The loss for the period is primarily due to acquisition related costs in relation to the transaction.

The corporate tax rate in Ireland is 12.5%. As the Company has made an accounting and tax loss for the period there is no tax liability recorded in the financial statements. No deferred tax asset has been recorded in respect of losses as it is not more likely than not that there will be future taxable profits in the Company against which to utilize the losses.

4	Financial assets

(in millions)	$
At incorporation	—
Additions	105,318

At the balance sheet date	105,318

Details of the Company’s directly owned subsidiaries are:

Subsidiary	Holding	Business	Registered Office

Medtronic Luxembourg Global Holdings S.à.r.l.	100%	Holding company	Rue du Potager 1 2347 Luxembourg

Medtronic Irish Finco	100%	Treasury company	20 Lower Hatch Street, Dublin 2

Medtronic Global Holdings GP S.à.r.l.	100%	Holding company	Rue du Potager 1 2347 Luxembourg

5	Share capital

Authorised

At the balance sheet date the Company had authorised share capital of €40,000 and $26,260,000 divided into 40,000 Euro Deferred shares of €1.00 each, 2,600,000,000 Ordinary shares of $0.0001 each, 127,500,000 Preferred shares of $0.20 each and 500,000 A Preferred shares of $1.00 each.

Called - up

At the balance sheet date the Company had issued share capital of €40,000 and $142,519 made up of 40,000 Euro Deferred shares of €1.00 each, 1,425,186,155 Ordinary shares of $0.0001 each and 1,872 A Preferred shares of $1.00 each, all of which are fully paid up.

6	Reserves

	Share premium account $	Profit and loss account $	Total $
(in millions)
At date of incorporation	—	—	—
Loss for the period	—	(37)	(37)
Issuance of shares	109,321	—	109,321
Reduction in share premium	(59,237)	59,237	—

At end of the period	50,084	59,200	109,284

Medtronic plc

NOTES TO THE INITIAL ACCOUNTS

6	Reserves - continued

Significant transactions impacting the share premium account

In connection with the completion of the Transaction, the Company issued a total of 436,859,687 Ordinary shares of $0.0001 each to the former Covidien shareholders and certain former Covidien award holders and the Company and IrSub paid, in aggregate, to the former Covidien shareholders and award holders approximately $16 billion in cash. In consideration for the issuance of such Ordinary shares, the Company and IrSub received 454,507,238 Ordinary shares of Covidien plc and the benefit of the cancellation of the share awards. As the price paid for the Covidien Ordinary shares in connection with the completion of the Transaction was $108.75 per share, the total value received by the Company and IrSub, for the Covidien shares and for the benefit of the cancellation of the share awards, was in the amount of $49.430 billion, of which $33.349 billion was share premium on shares issued by the Company.

In addition to the issue of Ordinary shares to the former Covidien shareholders and certain former Covidien award holders in connection with the Transaction, on 26 January 2015, on completion of the Transaction and pursuant to the terms of the Merger, the Company also issued 986,202,187 Ordinary shares of $0.0001 each to MergerSub at a premium, which shares were, pursuant to the Merger, transferred to the former Medtronic shareholders on a one-for-one basis in exchange for each share of Medtronic stock held immediately prior to the Merger. As a result of the foregoing, Medtronic (MergerSub having been merged with and into it with Medtronic as the surviving entity), became an indirect subsidiary of the Company. As the closing price of the Medtronic common stock on the NYSE as at the trading day immediately prior to the completion of the Transaction was $76.95 per share, the total value of the consideration received by the Company as consideration for the Ordinary shares issued by the Company to MergerSub (and transferred by MergerSub to the former Medtronic shareholders) was in the amount of $75.888 billion of which $75.888 billion was share premium.

On 27 February 2015, the Irish High Court approved the creation of distributable reserves of Medtronic plc through the reduction of the share premium account by $59.237 billion. This resulted in a transfer of reserves from the share premium account to the profit and loss account of the same amount.

7	Reconciliation of movements in shareholders’ funds

(in millions)	$
At date of incorporation	—
Loss for the period	(37)
Issuance of shares	109,321

At end of the period	109,284

8	Related party transactions

The Company has not disclosed related party transactions between the Company and its subsidiaries as it has availed of the exemption available under FRS 8 “Related Party Transactions” 3 (c) which exempts disclosure of transactions entered into between two or more members of a group, provided that any subsidiary undertaking which is a party to the transaction is wholly owned by a member of that group.

Medtronic plc

NOTES TO THE INITIAL ACCOUNTS

9	Contingencies

The Company has the following contingent liabilities, estimated to amount to a potential maximum of $36.375 billion arising from the Company’s guarantee of the following group debt:

On 26 January 2015, New Medtronic and Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg (“Medtronic Luxco”), each provided a full and unconditional guarantee of the obligations of Medtronic under the Medtronic December 2014 Notes (as defined below) and the Medtronic Outstanding Notes (as defined below) and of Covidien International Finance S.A., a Luxembourg company (“CIFSA”) under the Covidien Outstanding Notes (as defined below).

On 10 December 2014, Medtronic issued $17.0 billion aggregate principal amount of unsecured senior notes consisting of $500 million aggregate principal amount of floating rate senior notes due 2020, $1.0 billion aggregate principal amount of 1.5% senior notes due 2018, $2.5 billion aggregate principal amount of 2.5% senior notes due 2020, $2.5 billion aggregate principal amount of 3.15% senior notes due 2022, $4.000 billion aggregate principal amount of 3.5% senior notes due 2025, $2.5 billion aggregate principal amount of 4.375% senior notes due 2035, and $4.0 billion aggregate principal amount of 4.625% senior notes due 2045 (collectively, the “Medtronic December 2014 Notes” or “2015 Senior Notes”).

As of 26 January 2015, in addition to the 2015 Senior Notes, Medtronic had $11.375 billion aggregate principal amount issued and outstanding consisting of $250 million aggregate principal amount of floating rate senior notes due 2017, $250 million aggregate principal amount of 0.875% senior notes due 2017, $850 million aggregate principal amount of 3.625% senior notes due 2024, $650 million aggregate principal amount of 4.625% senior notes due 2044, $1.0 billion aggregate principal amount of 1.375% senior notes due 2018, $1.25 billion aggregate principal amount of 2.75% senior notes due 2023, $750 million aggregate principal amount of 4.0% senior notes due 2043, $675 million aggregate principal amount of 3.125% senior notes due 2022, $400 million aggregate principal amount of 4.5% senior notes due 2042, $500 million aggregate principal amount of 2.625% senior notes due 2016, $500 million aggregate principal amount of 4.125% senior notes due 2021, $1.25 billion aggregate principal amount of 3.0% senior notes due 2015, $1.250 billion aggregate principal amount of 4.45% senior notes due 2020, $500 million aggregate principal amount of 5.55% senior notes due 2040, $400 million aggregate principal amount of 5.6% senior notes due 2019, $300 million aggregate principal amount of 6.5% senior notes due 2039 and $600 million aggregate principal amount of 4.75% senior notes due 2015 (collectively, the “Medtronic Outstanding Notes”).

As of 26 January 2015, Covidien had $5.0 billion aggregate principal amount issued and outstanding consisting of $750 million aggregate principal amount of 2.95% senior notes due 2023, $600 million aggregate principal amount of 1.35% senior notes due 2015, $650 million aggregate principal amount of 3.20% senior notes due 2022, $400 million aggregate principal amount of 2.80% senior notes due 2015, $600 million aggregate principal amount of 4.20%senior notes due 2020, $1.15 billion aggregate principal amount of 6.00% senior notes due 2017 and $850 million aggregate principal amount of 6.55% senior notes due 2037 (collectively, the “Covidien Outstanding Notes”).

The amount drawn on the Term Loan Credit Agreement (as described above) by Medtronic on 26 January 2015, totalling $3.0 billion, to fund a portion of the Transaction.

Medtronic plc

NOTES TO THE INITIAL ACCOUNTS

9	Contingencies - continued

The Company and some of its subsidiaries are involved in a number of legal actions involving product liability, intellectual property disputes, shareholder derivative actions, securities class actions, and other class actions. The outcomes of these legal actions are not within the Company’s complete control and may not be known for prolonged periods of time. In some actions, the claimants seek damages, as well as other relief (including injunctions barring the sale of products that are the subject of the lawsuit), that could require significant expenditures or result in lost revenues. The Company records a liability in its financial statements for loss contingencies when a loss to the Company is known or considered probable and the amount can be reliably estimated. Estimates of probable losses resulting from litigation and governmental proceedings involving the Company are inherently difficult to predict, particularly when the matters are in early procedural stages, with incomplete scientific facts or legal discovery; involve unsubstantiated or indeterminate claims for damages; potentially involve penalties, fines or punitive damages; or could result in a change in business practice. While it is not possible to predict the outcome for most of these matters, the Company believes it is possible that costs associated with them could have a material adverse impact on the Company’s earnings, financial position, or cash flows.

10	Cash flow statement

The Company has not prepared a cash flow statement as such a statement is not material for the purpose of determining whether the proposed distribution will be in contravention of Irish law.

11	Approval of the financial statements

The financial statements were approved on behalf of the board by the undersigned directors on 20 March 2015.